Exhibit 99.1

Shift4 Completes Squeeze-Out Merger of Global Blue

CENTER VALLEY, Pennsylvania & SIGNY, Switzerland – August 18, 2025 – Shift4 Payments, Inc. (“Shift4”) (NYSE: FOUR), the leader in integrated payments and commerce technology, and Global Blue Group Holding AG (“Global Blue”) (NYSE: GB), the leading specialty payments and technology platform enabling tax-free shopping, dynamic currency conversion, and payments solutions to the world’s largest retail brands, today announced the successful completion of the squeeze-out merger under Swiss law pursuant to which Global Blue merged with and into Global Blue Group Holding GmbH (f/k/a GT Holding 1 GmbH) (“Merger Sub”), with Merger Sub continuing as the surviving entity and wholly-owned subsidiary of Shift4 (the “Merger”). As a result of the Merger, the remaining 2.63% outstanding shares of Global Blue (the “Shares”) not previously purchased by Shift4 in the previously announced completion of a tender offer (the “Tender Offer”) have been cancelled and converted into the right to receive $7.50 per common share in cash, subject to any applicable withholding taxes. The Merger was approved by the Global Blue shareholders at the extraordinary general meeting of shareholders held on August 18, 2025. Following consummation of the Merger, Shift4 caused Global Blue to voluntarily delist its Shares from the New York Stock Exchange.

As previously announced, Shift4 successfully completed the Tender Offer on July 3, 2025 to purchase an aggregate of approximately 97.37% of the issued and outstanding Shares. Shift4 accepted for payment and promptly paid for all such Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Tender Offer Statement on Schedule TO filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 21, 2025, as amended.

About Shift4

Shift4 (NYSE: FOUR) is boldly redefining commerce by simplifying complex payments ecosystems across the world. As the leader in commerce-enabling technology, Shift4 powers billions of transactions annually for hundreds of thousands of businesses in virtually every industry. For more information, visit shift4.com.

About Global Blue

Global Blue (NYSE: GB) is the business partner for the shopping journey, providing technology and services to enhance the experience and drive performance. With over 40 years of expertise, today we connect thousands of retailers, acquirers, and hotels with nearly 80 million consumers across 52 countries, in three industries: Tax Free Shopping, Payments and Post-Purchase solutions. For more information, visit globalblue.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Each of Shift4 and Global Blue intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding Shift4’s or Global Blue’s, as applicable, respective expectations associated with the acquisition of Global Blue by Shift4, including the benefits, synergies, efficiencies, and opportunities arising from the acquisition, and the timing of any of the foregoing. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause each of our actual results, performance or achievements, respectively, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; each of our ability to continue to expand our respective share of the existing payment processing markets or expand into new markets; additional risks associated with each of our expansion into international operations, including compliance with and changes in foreign governmental policies, as well as exposure to foreign exchange rates; and each of our respective ability to integrate and interoperate each of our services and products with a variety of operating systems, software, devices, and web browsers, and the other important factors discussed under the caption “Risk Factors” in Part I, Item 1A in Shift4’s Annual Report on Form 10-K for the years ended December 31, 2023 and December 31, 2024, under the caption “Key Items – Risk Factors” in Item 3(D) in Global Blue’s Annual Report on Form 20-F for the years ended March 31, 2025 and March 31, 2024 and each of our other filings with the SEC, respectively. Any such forward-looking statements represent management’s expectations as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, each of Shift4 and Global Blue, disclaim any obligation to do so, even if subsequent events cause each of our views to change, respectively.

For further information, contact:

Shift4:

Investor Relations

Tom McCrohan

EVP, Head of Investor Relations

Shift4

investors@shift4.com

Paloma Main

Director, Strategy & Investor Relations

Shift4

investors@shift4.com

Media Contacts

Nate Hirshberg

SVP, Marketing

Shift4

nhirshberg@shift4.com

Alecia Pulman

Partner

ICR

Shift4pr@icrinc.com

Global Blue:

Investor Relations and Media Contacts:

Virginie Alem

SVP Marketing & Communications

Global Blue

valem@globalblue.com